Exhibit 99.1

SHAPEWAYS RECEIVES NASDAQ NOTICE REGARDING LATE FILING OF QUARTERLY REPORT ON FORM 10-Q

New York, NY, May 24, 2024 (GLOBE NEWSWIRE) – Shapeways Holdings, Inc. (NASDAQ: SHPW) (“Shapeways” or the “Company”), a leader in the large and fast-growing digital manufacturing industry, today announced that it received a notice (the “Notice”) on May 22, 2024 from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) advising the Company that it is not currently in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires timely filing of all required periodic financial reports with the Securities and Exchange Commission (the “SEC”), as a result of the Company’s failure to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the “Form 10-Q”) within the prescribed timeframe. The Notice has no immediate effect on the listing or trading of the Company’s common stock or publicly traded warrants.
The Notice provides that the Company has until July 22, 2024, to submit to Nasdaq a plan to regain compliance with the Rule. If Nasdaq accepts the plan, Nasdaq may grant the Company an exception of up to 180 calendar days from the due date of the Form 10-Q, or until November 18, 2024, to regain compliance. The Company may be able to regain compliance with the Rule by filing the Form 10-Q with the SEC (and any other reports required to be filed) before the end of any such exception period. If the Company fails to regain compliance prior to the expiration of any such exception period or if Nasdaq does not accept the plan of compliance, Nasdaq will issue a determination indicating that the Company is subject to delisting. If that occurs, the Company may request a hearing before a Nasdaq Hearing Panel to review the determination. However, there can be no assurance that Nasdaq will accept such plan or grant an exception period, that any hearing would be successful, or that the Company will be able to regain compliance within the deadline or any exception period that may be granted or maintain compliance with the other continued listing standards set forth in the Nasdaq Listing Rules.

About Shapeways

Shapeways is a global leader in digital manufacturing, combining additive and traditional technologies with proprietary software solutions designed for other manufacturers and their customers, reducing costs, and improving supply chains. Partnering with hundreds of companies engaged in industrial applications like automotive, medical, and transportation, as well as aerospace and defense, Shapeways helps them scale their businesses, solve complex problems in product development, and achieve critical manufacturing milestones.
With access to a dozen additive technologies, six conventional manufacturing methods, and hundreds of materials and finishes, Shapeways ensures production of quality parts with the right technologies, at the right time, and at the right cost.

With ISO 9001-compliant manufacturing facilities in Livonia and Charlotte, Michigan, and Eindhoven, the Netherlands, Shapeways operates globally and has delivered more than 24 million parts to more than 1 million customers in more than 180 countries. For more information, visit www.shapeways.com.

Contact Information

Investor Relations
investors@shapeways.com

Media Relations
press@shapeways.com

Special Note Regarding Forward-Looking Statements

Certain statements included in this press release are not historical facts and are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding the Company's SEC filings and the timing thereof; the potential submission of a plan to Nasdaq and the potential for Nasdaq to accept such plan or grant the Company an exception period; the success of any hearing process, and the Company’s ability to regain compliance with the Nasdaq continued listing standards, are forward-looking statements. These statements are based on various assumptions, whether or not identified in this Current Report on Form 8-K, and on the current expectations of management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to the timing of the Company’s submission of a compliance plan, Nasdaq’s acceptance of any such plan, and the duration of any extension that may be granted by Nasdaq; the potential inability to meet Nasdaq’s requirements; uncertainties associated with the Company’s preparation of the delayed Form 10-Q and any other SEC reports; and those factors discussed under the heading "Risk Factors" in Shapeways’ most recent Form 10-K, most recent Form 10-Q, and other documents the Company has filed, or will file, with the SEC. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know, or that the Company currently believes are immaterial, that could also cause actual results to differ from those contained in forward-looking statements. In addition, forward-looking statements reflect the Company's expectations, plans, or forecasts of future events and views as of the date hereof. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's assessments of any date subsequent to the date hereof. Accordingly, undue reliance should not be placed upon forward-looking statements.